Exhibit 99.1

Conference Call and Webcast

Today, March 21, 2017 at 10:00 a.m. ET

719/325-4772, conference ID 6911994 or www.bbgi.com

Replay information provided below

NEWS ANNOUNCEMENT	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or email@bbgi.com

BEASLEY BROADCAST GROUP FOURTH QUARTER NET REVENUE INCREASES 89.1%

TO $53.7 MILLION; PRO-FORMA NET REVENUE RISES TO $65.8 MILLION REFLECTING

PARTIAL QUARTER CONTRIBUTION FROM NEWLY ACQUIRED STATIONS

NAPLES, Florida, March 21, 2017 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three month period and year ended December 31, 2016.

On November 1, 2016, Beasley acquired 17 radio stations (net of divestitures) (“the Greater Media stations”). The actual results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and two months of results from the Greater Media stations. The 2016 and 2015 fourth quarter and full year pro-forma results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the Greater Media stations as if the transaction had been completed on January 1, 2015.

Summary of Fourth Quarter and Full Year Results (actual)

In millions, except per share data	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net revenue	$53.7	$28.4	$136.7	$106.0
Station operating income (SOI - non-GAAP)	16.2	9.0	40.0	30.3
Operating income (1)	49.9	6.1	62.6	13.6
Net income (1)	41.5	3.3	47.5	6.4
Net income per diluted share (1)	$1.57	$0.14	$1.98	$0.28

(1)	Operating income, net income and net income per diluted share for the three month period and year ended December 31, 2016 reflect merger expenses of $5.2 million and $6.4 million, respectively and both periods include an approximate $45.5 million gain on acquisition of the Greater Media stations resulting from the difference in the fair value of the assets acquired and liabilities assumed and the purchase price paid. Operating income, net income and net income per diluted share for the year ended December 31, 2015 include a $3.5 million impairment loss.

The $25.3 million, or 89.1%, year-over-year increase in net revenue during the three months ended December 31, 2016, reflects the operation of stations in Boston, Philadelphia, Detroit and New Jersey acquired from Greater Media on November 1, 2016 as well as higher revenue from the Company’s legacy-owned Tampa-St. Petersburg, Charlotte and Las Vegas market clusters.

-more-

Beasley Broadcast Group, 3/21/17	page 2

Station Operating Income (SOI, a non-GAAP financial measure), rose 80.3% year-over-year in the fourth quarter of 2016. The increase in SOI reflects two months of operations of the Greater Media stations, the increase in quarterly net revenues at Beasley’s existing stations and station operating expenses in the 2016 and 2015 fourth quarters that amounted to 69.8% and 68.3% of net revenue, respectively.

Operating income of $49.9 million in the fourth quarter of 2016, an increase of approximately $43.8 million over the comparable 2015 period, is primarily attributable to the rise in station operating income and an approximate $45.5 million gain on the acquisition of the Greater Media stations resulting from the net difference in the valuation of the assets and the purchase price paid. The Company also incurred approximately $5.2 million of pre-tax merger expenses in the fourth quarter, while fourth quarter interest expense increased approximately $2.8 million due related to the financing of the acquisition of the Greater Media stations transaction. As a result of these factors, net income per diluted share increased to $1.57 per diluted share in the three months ended December 31, 2016 compared to $0.14 per diluted share in the three months ended December 31, 2015.

Net income for the 2016 fourth quarter of $41.5 million compared to net income of $3.3 million a year ago, with the rise primarily attributable to the gain on acquisition and other growth in operating income described above. Net income included a $0.8 million and $0.6 million loss on modification of long-term debt in the three months ended December 31, 2016 and December 31, 2015, respectively.

Please refer to the “Calculation of SOI” and “Reconciliation of SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “The fourth quarter was both productive and transitional as our revenue, SOI and net income growth reflects two months of operations of the Greater Media stations, solid industry fundamentals, including the benefit of political advertising, strength across our platform of legacy Beasley stations and high levels of operating discipline.

“On a stand-alone basis, Beasley legacy station revenue increased approximately 7.6%. Immediately following the close of the Greater Media transaction we began the integration process including the implementation of sales and cost initiatives, the elimination of redundant overhead and other strategies to derive synergies and value from the expanded scale and diversity of our portfolio. Partially reflecting, the change of ownership and related transitional concerns, on a stand-alone basis, the Greater Media stations’ revenue decreased 6.1% or approximately $2.3 million in the fourth quarter with about 60% of the decline attributable to Philadelphia. Overall, we are making continued progress with the integration of the new stations as we implement best practices, processes, and talent from both companies to optimize audience engagement and drive results. We believe we are on track to complete the integration and realize the synergies expected from this transaction within 12 to 18 months.

“In the fourth quarter, including the Greater Media stations, we again outperformed our markets in terms of revenue growth based on markets that report to Miller Kaplan. Our clusters rose approximately 2.0% compared with the overall markets, which increased 0.5%. Our outperformance was driven by our recently acquired Detroit cluster, which generated an impressive year-over-year revenue increase of over 6.9%, compared with the Detroit market, which was down 3.2%. Beyond Detroit, our outperformance was broad-based and included our clusters in Augusta, Boston, Charlotte, Fayetteville, Las Vegas, Greenville-New Bern-Jacksonville and Tampa-St. Petersburg.

-more-

Beasley Broadcast Group, 3/21/17	page 3

“The 80.3% year-over-year increase in fourth quarter station operating income to $16.2 million is at this time perhaps the best measure of the value of our expanded scale and our fundamental performance during the quarter. Notably, we believe that as we effect our operating disciplines we will achieve station operating income margins at levels we previously achieved, though reflecting the transitional nature of the fourth quarter, station operating income margins declined approximately 150 basis points compared to the same period a year ago when we operated just the Beasley legacy stations.

“With the financing of the Greater media acquisition, our total outstanding debt as of December 31, was approximately $268 million. With our focus on actively and conservatively managing our capital structure to provide the financial flexibility to support our near- and long-term growth, we made voluntary debt repayments of $2.3 million in the fourth quarter. In January, we closed on the previously announced divestiture of four stations in Charlotte for $24 million and in February, we entered into an agreement to divest our Greenville-New Bern cluster for $11 million. We applied the net proceeds from the Charlotte transaction to debt reduction in the 2017 first quarter and intend to further reduce debt and leverage with the majority of the net proceeds from the Greenville-New Bern transaction when it closes, which is expected in the second quarter of 2017.

“In addition, with our strong operating cash flows and commitment to return capital to shareholders, we declared our thirteenth consecutive quarterly cash dividend during the fourth quarter. Reflecting the issuance of shares in the Greater Media transaction, the annual capital allocated to dividend payments at this time of approximately $5.2 million relative to the total free cash flow that Beasley now generates, provides us with ample liquidity to reduce leverage and evaluate other initiatives to enhance long-term shareholder value.

“Our strategic priorities in 2017 are focused on three key areas. First, we plan to continue to deliver strong core programming and targeted localism across our station platform as these strategies support ratings and market leadership. Second, we remain focused on improving SOI margins across our station platform through efficiencies without impacting the listener experience. Third, our capital structure allows us to allocate free cash flow from operations to reducing leverage while returning capital to shareholders through dividends which, together, we believe supports our goal of enhancing shareholder value.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, March 21, 2017, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 719/325-4772, conference ID 6911994 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Tuesday, March 21, 2017. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 56th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Pro forma for the completion of announced divestitures, Beasley Broadcast Group owns and operates 63 stations (45 FM and 18 AM) in 15 large- and mid-size markets in the United States. Approximately 18.0 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

-more-

Beasley Broadcast Group, 3/21/17	page 4

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

SOI is a measure widely used in the radio broadcast industry. The Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “believe,” “plan,” “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces that could have a material adverse impact on the our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	the ability to successfully combine our business with Greater Media’s business and the potential for unexpected delays, costs, or liabilities relating to the integration of Greater Media;

•	the incurrence of significant Merger-related fees and costs;

•	the risk that the Merger may prevent us from acting on future opportunities to enhance stockholder value;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	audience acceptance of our content, particularly our radio programs;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	the risk that our FCC broadcasting licenses and/or goodwill, including those assets recorded due to the Merger, could become impaired;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute its programming;

•	disruptions or security breaches of our information technology infrastructure;

•	actions by the FCC or new legislation affecting the radio industry;

•	the loss of key personnel;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of us;

•	the effect of future sales of Class A common stock by the Beasley family or the former stockholders of Greater Media;

•	other economic, business, competitive, and regulatory factors affecting our businesses.

Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of March 21, 2017, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 3/21/17	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net revenue	$53,703,990	$28,407,172	$136,665,344	$105,946,670

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (1)	37,470,413	19,401,537	96,705,989	75,609,147
Corporate general and administrative expenses (including stock-based compensation) (2)	2,963,915	1,934,617	10,303,503	8,983,860
Merger and exchange expenses	5,180,625	—	6,381,198	349,917
Depreciation and amortization	3,746,191	1,012,398	6,232,572	3,834,992
Impairment loss	—	—	—	3,520,933
Gain on merger	(45,547,460)	—	(45,547,460)	—

Total operating expenses	3,813,684	22,348,552	74,075,802	92,298,849
Operating income	49,890,306	6,058,620	62,589,542	13,647,821
Non-operating income (expense):
Interest expense	(3,855,276)	(1,014,716)	(6,597,738)	(3,967,794)
Loss on modification of long-term debt	(769,819)	(558,856)	(769,819)	(558,856)
Other income (expense), net	18,693	389,559	564,230	881,938

Income before income taxes	45,283,904	4,874,607	55,786,215	10,003,109
Income tax expense	3,780,090	1,604,772	8,297,802	3,640,787

Net income	$41,503,814	$3,269,835	$47,488,413	$6,362,322

Basic net income per share	$1.59	$0.14	$2.00	$0.28

Diluted net income per share	$1.57	$0.14	$1.98	$0.28

Basic common shares outstanding	26,100,260	22,925,592	23,787,485	22,911,727

Diluted common shares outstanding	26,382,531	23,033,198	23,950,958	23,025,720

(1)	Includes stock-based compensation of $3,091 and $(14,592) for the three months ended December 31, 2016 and 2015, respectively and $112,327 and $110,781 for the year ended December 31, 2016 and 2015, respectively.
(2)	Includes stock-based compensation of $164,436 and $213,605 for the three months ended December 31, 2016 and 2015, respectively and $697,044 and $1,002,110 for the year ended December 31, 2016 and 2015, respectively.

-more-

Beasley Broadcast Group, 3/21/17	page 6

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31, 2016	December 31, 2015
Cash and cash equivalents	$20,325	$14,318
Working capital	69,472	26,180
Total assets	661,670	311,402
Long term debt, net of current portion and unamortized debt issuance costs	247,692	86,462
Stockholders’ equity	$202,492	$133,537

Selected Statement of Cash Flows Data – Unaudited

	Years Ended December 31,
	2016	2015
Net cash provided by operating activities	$17,151,100	$14,371,755
Net cash provided by (used in) investing activities	(89,619,502)	55,471
Net cash provided by (used in) financing activities	78,475,323	(14,368,173)

Net increase in cash and cash equivalents	$6,006,921	$59,053

Calculation of SOI – Unaudited

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net revenue	$53,703,990	$28,407,172	$136,665,344	$105,946,670
Station operating expenses	(37,470,413)	(19,401,537)	(96,705,989)	(75,609,147)

SOI	$16,233,577	$9,005,635	$39,959,355	$30,337,523

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
SOI	$16,233,577	$9,005,635	$39,959,355	$30,337,523
Corporate general and administrative expenses	(2,963,915)	(1,934,617)	(10,303,503)	(8,983,860)
Merger and exchange expenses	(5,180,625)	—	(6,381,198)	(349,917)
Depreciation and amortization	(3,746,191)	(1,012,398)	(6,232,572)	(3,834,992)
Impairment loss	—	—	—	(3,520,933)
Gain on merger	45,547,460	—	45,547,460	—
Interest expense	(3,855,276)	(1,014,716)	(6,597,738)	(3,967,794)
Loss on modification of long-term debt	(769,819)	(558,856)	(769,819)	(558,856)
Other income (expense), net	18,693	389,559	564,230	881,938
Income tax expense	(3,780,090)	(1,604,772)	(8,297,802)	(3,640,787)

Net income	$41,503,814	$3,269,835	$47,488,413	$6,362,322

-more-

Beasley Broadcast Group, 3/21/17	page 7

BEASLEY BROADCAST GROUP, INC.

Supplemental Pro-Forma* Data (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Reported net revenue	$53,703,990	$28,407,172	$136,665,344	$105,946,670
Acquired stations	12,131,332	37,109,555	113,102,441	137,317,530

Pro-forma net revenue	$65,835,322	$65,516,727	$249,767,785	$243,264,200

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Reported station operating expenses	$37,470,413	$19,401,537	$96,705,989	$75,609,147
Acquired stations	11,705,352	27,422,479	97,633,465	109,278,157

Pro-forma station operating expenses(1)	$49,175,765	$46,824,016	$194,339,454	$184,887,304

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Pro-forma net revenue	$65,835,322	$65,516,727	$249,767,785	$243,264,200
Pro-forma station operating expenses(1)	49,175,765	46,824,016	194,339,454	184,887,304

Pro-forma SOI	$16,659,557	$18,692,711	$55,428,331	$58,376,896

*	The 2016 and 2015 fourth quarter and full year pro-forma results presented herein reflect the Company’s legacy Beasley Broadcast Group broadcasting and digital operations and the results from the Greater Media stations as if the transaction had been completed January 1, 2015.
(1)	The 2016 fourth quarter and full year pro-forma station operating expenses include severance expenses of $1.6 million and $2.6 million, respectively, incurred as a result of the merger

Reconciliation of Pro-Forma SOI to Net Income

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Pro-forma SOI	$16,659,557	$18,692,711	$55,428,331	$58,376,896
Pro-forma net revenue adjustment	(12,131,332)	(37,109,555)	(113,102,441)	(137,317,530)
Pro-forma station operating expenses(1) adjustment	11,705,352	27,422,479	97,633,465	109,278,157
Corporate general and administrative expenses	(2,963,915)	(1,934,617)	(10,303,503)	(8,983,860)
Merger and exchange expenses	(5,180,625)	—	(6,381,198)	(349,917)
Depreciation and amortization	(3,746,191)	(1,012,398)	(6,232,572)	(3,834,992)
Impairment loss	—	—	—	(3,520,933)
Gain on merger	45,547,460	—	45,547,460	—
Interest expense	(3,855,276)	(1,014,716)	(6,597,738)	(3,967,794)
Loss on modification of long-term debt	(769,819)	(558,856)	(769,819)	(558,856)
Other income (expense), net	18,693	389,559	564,230	881,938
Income tax expense	(3,780,090)	(1,604,772)	(8,297,802)	(3,640,787)

Net income	$41,503,814	$3,269,835	$47,488,413	$6,362,322

Beasley Broadcast Group, 3/21/17	page 8

Pro-Forma

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Reported net revenue	$53,703,990	$28,407,172	$136,665,344	$105,946,670
Acquired stations	12,131,332	37,109,555	113,102,441	137,317,530

Pro-forma net revenue	$65,835,322	$65,516,727	$249,767,785	$243,264,200

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Reported station operating expenses	$37,470,413	$19,401,537	$96,705,989	$75,609,147
Acquired stations	11,705,352	27,422,479	97,633,465	109,278,157
Severance expenses	(1,580,626)	—	(2,579,893)	—

Pro-forma station operating expenses	$47,595,139	$46,824,016	$191,759,561	$184,887,304

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Pro-forma net revenue	$65,835,322	$65,516,727	$249,767,785	$243,264,200
Pro-forma station operating expenses	47,595,139	46,824,016	191,759,561	184,887,304

Pro-forma SOI	$18,240,183	$18,692,711	$58,008,224	$58,376,896

Reconciliation of Pro-Forma SOI to Net Income

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Pro-forma SOI	$18,240,183	$18,692,711	$58,008,224	$58,376,896
Pro-forma net revenue adjustment	(12,131,332)	(37,109,555)	(113,102,441)	(137,317,530)
Pro-forma station operating expenses adjustment	11,705,352	27,422,479	97,633,465	109,278,157

Pro-forma severance expenses adjustment	(1,580,626)	—	(2,579,893)	—

Corporate general and administrative expenses	(2,963,915)	(1,934,617)	(10,303,503)	(8,983,860)
Merger and exchange expenses	(5,180,625)	—	(6,381,198)	(349,917)
Depreciation and amortization	(3,746,191)	(1,012,398)	(6,232,572)	(3,834,992)
Impairment loss	—	—	—	(3,520,933)
Gain on merger	45,547,460	—	45,547,460	—
Interest expense	(3,855,276)	(1,014,716)	(6,597,738)	(3,967,794)
Loss on modification of long-term debt	(769,819)	(558,856)	(769,819)	(558,856)
Other income (expense), net	18,693	389,559	564,230	881,938
Income tax expense	(3,780,090)	(1,604,772)	(8,297,802)	(3,640,787)

Net income	$41,503,814	$3,269,835	$47,488,413	$6,362,322

#  #  #